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                                                                    EXHIBIT 23.2


                [CONSENT OF BUCHALTER, NEMER, FIELDS & YOUNGER]



                                August 30, 1995



The Foothill Group
11111 Santa Monica Blvd., Suite 1500
Los Angeles, CA  90025-3333

Attention:  Chairman of the Board

Gentlemen:

     This letter is to confirm that we hereby consent to the use of our name under the headings "Certain U.S. Federal Tax Matters" and "Legal Matters" contained in the Registration Statement on Form S-4 filed by Norwest Corporation in connection with the proposed merger of The Foothill Group with Norwest Corporation.

                         Very truly yours,

                         BUCHALTER, NEMER, FIELDS & YOUNGER

                         /s/ Buchalter, Nemer, Fields & Younger